Exhibit 10(a)

AMENDMENT TO
SCHERING-PLOUGH CORPORATION
1997 STOCK INCENTIVE PLAN


The Schering-Plough Corporation 1997 Stock Incentive Plan is hereby amended, effective February 22, 1999, by deleting Paragraph 6(c) thereof and substituting therefore the following:

(c) Except as provided in Paragraphs 6(f), 6(g), 6(h), and 13, no option shall be exercisable during the year ending on the first anniversary date of the granting of the option or, if the Committee so determines at the time of grant or subsequent thereto: (i) during such lesser period not less than six months and one day from the date of grant or (ii) in the case of Transferable Options (as defined below) such option may become exercisable immediately upon transfer.






















exhibit 10(a) 3-31-99 10Q.doc